EX-35 (a)
(logo) HOME LOAN SERVICES

Asset Backed Funding Corp.
Attn: FFMLT 2006-FFH1
100 North Tryon Street, 11th Floor
Charlotte, NC 28255

Wells Fargo Bank, N.A.
PO Box 98
Columbia, MD 21046

Wells Fargo Bank, N.A.
Attn: Kimberly Wiggins
9062 Old Annapolis Road
Columbia, MD 21045


FORM OF ANNUAL STATEMENT AS TO COMPLIANCE
FFMLT, SERIES 2006-FFH1

I, Steven A. Baranet, hereby certify that I am a duly appointed Vice President of Home Loan Services, Inc., f/k/a National City Home Loan Services (the "Servicer"), and further certify as follows:

1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Agreement"), among Asset Backed Funding Corp., as depositor, Home Loan Services, Inc. f/k/a National City Home Loan Services, as Servicer, Wells Fargo Bank, N.A., as trustee.

2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 1, 2007



HOME LOAN SERVICES, INC.,
f/k/a NATIONAL CITY SERVICES, INC. HOME LOAN

By: /s/ Steven A. Baranet
Name:   Steven A. Baranet
Title:  Vice President

Loan Services
P0. Box 1838
Pittsburgh, PA 15230-1838

(logo) Merrill Lynch
Home Loan Services is a subsidiary
of Merrill Lynch Bank and Trust Co., FSB

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       LENDER